EXHIBIT 11
                              HemaCare Corporation

               Net Income (Loss) per Common and Common Equivalent Share
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

                                               Three Months Ended          Nine Months Ended
                                                  September 30,              September 30,
                                           ---------------------------  ----------------------
                                              2004           2003          2004        2003
                                           -----------    ------------  ----------  ----------
                   BASIC
             -----------------
Weighted average common shares used
 to compute basic earnings per share..      7,795,571       7,754,430    7,769,326     7,752,196
                                           ===========    ============  ===========  ============

                   Net income (loss)..     $  475,000     $(4,679,000)  $1,209,000   $(4,943,000)
                                           ===========    ============  ===========  ============

Basic net income (loss) per share.....     $     0.06     $     (0.60)  $     0.16   $     (0.64)
                                           ===========    ============  ===========  ============

                 DILUTED
            ----------------
Weighted average common shares used
 to compute basic earnings per share..     7,795,571       7,754,430     7,769,326    7,752,196
                                           ===========    ============   ===========  ===========
Dilutive common equivalent shares
 attributable to stock options
 (based on average market price)......        375,624               -       250,454             -

Dilutive common equivalent shares
 attributable to warrants (based
 on average market price).............         84,014               -        57,169             -
                                           -----------   -------------   -----------  ------------
Weighted average common shares used
 to compute diluted earnings per share.     8,255,209       7,754,430     8,076,949     7,752,196
                                           ===========    ============   ===========  ============

                   Net income (loss)..     $  475,000     $(4,679,000)   $1,209,000   $(4,943,000)
                                           ===========    ============   ===========  ============

Dilutive net income (loss) per share..     $     0.06     $     (0.60)   $     0.15   $     (0.64)
                                           ===========    ============   ===========  ============


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